                                 EXHIBIT 10.18

                               Air Liquide Canada
                               Equipment Purchase
                              and Service Agreement

[LOGO]




                                    EQUIPMENT
                               PURCHASE AND SERVICE
                                    AGREEMENT



                                     BETWEEN



                               PHOENIX GAS SYSTEMS
                               3925 VERNON STREET
                                 LONG BEACH, CA
                                   USA 90815



                                       AND



                                AIR LIQUIDE CANADA INC.
                         1250 RENE-LEVESQUE BLVD, W., SUITE 1700
                                   MONTREAL, QUEBEC
                                    CANADA, H3B 5E6



                                  DATE: JUNE 26, 1997



THIS AGREEMENT IS ATTACHED TO AND MADE PART OF ALC'S PURCHASE ORDER #101108





                                                     Revision 2   July 21, 1997

INDEX


APPENDIX "A"      EQUIPMENT PURCHASE

1.    Duration of Agreement
2.    Description of Equipment
3.    Requirements and performance of the Equipment
4.    Spare Parts
5.    Delivery/Schedule
6.    Payment
7.    Documentation
8.    System Warranty
9.    System Acceptance/Approval



APPENDIX "B"      SUPPLEMENTAL TERMS AND CONDITIONS

1.    FOB/Carrier
2.    Taxes
3.    Billing
4.    Liability and Indemnity
5.    Insurance
6.    Technical Assistance
7.    Default
8.    Notices
9.    Waiver
10.   Freedom to Contract

APPENDIX "A"
EQUIPMENT PURCHASE


1.   DURATION OF AGREEMENT

     This Agreement commences the date that Air Liquide Canada Inc.'s (the Buyer) purchase order is issued and remains in force until completion and acceptance of the equipment under terms of this Agreement.

2.   DESCRIPTION OF EQUIPMENT

2.1 The equipment shall be furnished by the Seller as described in Seller's proposal dated June 2, 1997 along with the completion of issues raised at the Hazop meeting dated April 28 & 29, 1997.

2.2 All electrical equipment shall be 575 volts, 3 phases, 60 Hz; instruments and controls in 120 volts, 1 phase, 60 Hz.

2.3  The equipment shall be registered in the province of Alberta, Canada.

2.4  Optional extended test expenses:

            For three weeks (504 hours):                        $  9 249 US.

     If Buyer opts for extended test, the above expenses will be due upon completion of test and delivery of test report to Buyer.

     2.4.1 The extended test shall meet the requirements and performance as defined in the Buyer's testing protocol entitled "Air Liquide Acceptance Test for 500 scfh NG-A Unit" dated June 26, 1997.

     2.4.2 Extended test duration may vary as per the Buyer's discretion. Test expenses will be prorated according to the incurred test duration.

     2.4.3 Any and all results and documentation related to the extended test shall be the shared property of the Buyer and Seller and will not be disclosed to any outside or third party without the written consent of both parties.

2.5  Equipment total cost:                 $130 000 US., F.O.B., ex-warehouse,
                                           PGS's warehouse, Long Beach,
                                           California, U.S.A..

3.   REQUIREMENTS AND PERFORMANCE OF THE EQUIPMENT

3.1 The system shall meet the product specifications in the proposal to Buyer dated March 31, 1997 ("required product specifications").

4.   SPARE PARTS

4.1 The Seller shall provide the Buyer with complete lists of spare parts and Suppliers involved.


5.   DELIVERY/SCHEDULE

5.1 The system will be scheduled for delivery sixteen (16) weeks from receipt of signed purchase order and 1st Payment, unless an Extended Test according to the Buyer's testing protocol is opted for, in which case the period of the Extended Test will be added to the scheduled sixteen (16) weeks.

5.2 In the event Seller foresees or encounters difficulty in meeting the delivery requirements, he shall immediately notify the Buyer in writing giving pertinent details and a recovery schedule acceptable to the Buyer.


6.   PAYMENT

6.1  Payment shall not constitute acceptance by the Buyer.

6.2 The total equipment cost is evaluated at $130 000 U.S., F.O.B., ex-warehouse, PGS's plant, Long Beach, California, U.S.A.

6.3  The Buyer shall pay all amounts due and payable as follows:

     6.3.1  1st Payment:

            40% of $130 000 U.S. at the time Purchase Order is placed.

     6.3.2  2nd Payment:

            40% of $130 000 U.S. to be paid upon notification of system manufacture complete and ready for either Extended Test, when applicable, or Standard Factory Acceptance Test.


     6.3.3  Final Payment:

            20% of $130 000 U.S. to be paid upon successful completion of a Field Performance Test.


7.   DOCUMENT

7.1 Seller shall provide to the Buyer after receiving the purchase order the following:

     7.1.1  P & ID drawings of the system;
     7.1.2  Floor layout with detailed installation;
     7.1.3 Detailed listing of equipment installed, together with manuals containing all information for operating, servicing and repairs of the system.

8.   SYSTEM WARRANTY

8.1 The Seller Warranties the equipment as described on page 16 in the proposal to the Buyer dated March 31, 1997.

8.2 The Seller agrees to replace at no cost to the Buyer, in-warranty items found defective or non-compliant with Buyer's requirements.


9.   SYSTEM ACCEPTANCE/APPROVAL

9.1  STANDARD FACTORY ACCEPTANCE TEST

     A Standard Factory Acceptance Test will be conducted as follows:

     9.1.1 The acceptance test will be conducted at the Seller's warehouse in Long Beach, California upon completion of the equipment.

     9.1.2 Buyer may elect to have representatives present during the test, or not.

     9.1.3 A series of data sets will be taken hourly over an eight hour period.

     9.1.4  The data collected will be:

            Rate          )
                          )
            Pressure      )-- of the product hydrogen
                          )
            Purity        )

     9.1.5  The Seller will supply a gas chromatograph for the test.   The
            gas chromatograph will be calibrated before and after the test.

     9.1.6 The hydrogen product rate, pressure and purity values will be averaged and compared to the product specifications in the proposal to Buyer dated March 31, 1997.

     9.1.7 A report on the results of the test will be generated and given to the Buyer.

     9.1.8 The equipment will be deemed accepted if the averaged values are equal to or better than the required product specifications.

     9.1.9 Upon acceptance, title to the equipment shifts from Seller to Buyer.


9.2  OPTIONAL EXTENDED TEST

     An Extended Test may be substituted for the Standard Factory Acceptance Test. The test procedures are outlined in the Buyer's testing protocol dated June 26, 1997. All costs will be paid by Buyer. However, Seller will credit the Buyer the cost of their Standard Factory Acceptance Test.

     9.2.1 All results and documentation related to the extended test shall be the shared property of the Buyer and Seller and will not be disclosed to any outside or third party without the written consent of both parties.

9.3  FIELD PERFORMANCE TEST

     A Field Performance Test will be conducted as follows:

     9.3.1  The performance test will be conducted at Buyer's site thirty
            (30) days following installation and start-up of the system.

     9.3.2 A series of data sets will be collected at thirty minute intervals over a 12 hour period.

     9.3.3  The data collected will be:

            Rate -----)
                      )
            Pressure  )---- of the product hydrogen
                      )
            Purity ---)

     9.3.4 A gas chromatograph or other purity monitor will be supplied by the Buyer for Seller's use during the test period. The gas chromatograph or purity monitor will be calibrated before and after the test.

     9.3.5 The hydrogen product rate, pressure and purity values will be averaged and compared to the product specifications in the proposal to Buyer dated March 31, 1997.

     9.3.6 The test will be deemed successful if the averaged values are equal to or better than the required product specifications.

9.4 If the equipment does not meet or better said specifications, the Seller agrees to revise, replace or recondition the equipment to correct the unsatisfactory performance, at the Seller's own expense. If Seller is unable to cure unsatisfactory performance within 30 days of Field Performance Test, final payment will be adjusted in proportion to the percent deviation from the required specifications. If performance is below 15% of the required specifications, Buyer at its sole discretion may elect to return the equipment, with Seller paying shipping, and all equipment cost monies will be returned to Buyer, unless the reason for unsatisfactory performance is due to Buyer site limitations or conditions.

APPENDIX "B"
SUPPLEMENTAL TERMS AND CONDITIONS

1.  TERMS OF PAYMENT/SHIPMENT

    (a) Delivery shall be F.O.B. (ex-warehouse) Seller's shipping dock, Long Beach, California on or before the date specified for delivery. Risk of loss passes to Buyer upon tender of delivery.

    (b) Seller shall select the specific carrier and routing and arrange for shipment in accordance with Buyer's instructions and schedule as set forth in Buyer's order. Seller shall not be liable for any losses incurred by Buyer due to selection of a specific carrier by Buyer or Seller. Buyer shall pay all freight costs directly to the carrier.

    (c) Seller's obligation to deliver the Equipment or any portion thereof shall be conditioned upon Buyer's performing all its obligations under this Section 1, making arrangements for payment or making payments as required by Section 6.5 of Appendix "A" hereof, providing, at Seller's request, satisfactory security for performance by Buyer of its obligations under this Agreement, and delivering to Seller within thirty
    (30) days of Seller's notifying Buyer that the Equipment will be delivered any licenses which the U.S. government may require for the export of the Equipment will be delivered any licenses which the U.S. government may require for the export of the Equipment, and such licenses shall be in full force and effect at the time of delivery. Seller shall also be relieved of its obligations to deliver the Equipment if such Equipment suffers total casualty before delivery to Buyer.

    (d) If Buyer does not take over the Equipment or a portion thereof when tendered, without prejudice to its right to the price of the Equipment, Seller may, for the account of Buyer, retain possession of the Equipment or such portion thereof tendered to Buyer and sell the same at such time and place as Seller determines is appropriate. Buyer agrees that ten
    (10) days' notice shall be reasonable notice of such a sale. Seller may deduct all costs of transport, storage and sale of such goods from the proceeds received from any such sale before crediting such proceeds against any portion of the price that remains unpaid.

2.  TAXES

    (a) Seller's prices are exclusive of sales, use, excise and similar taxes; shipping and consular fees for legalizing invoices, stamping bills of lading or other documents required by the laws of the country of destination; income, stamp, turnover and other taxes, duties, fees, charges and assessments of any nature levied by any governmental authority outside of the United States in connection with the sale, use or deliver of the Equipment whether imposed on Seller or Buyer, all of which ("Taxes") are the sole responsibility of Buyer.

    (b) Any Tax, which Seller has the duty to collect, will appear as a separate item on the invoice and will be paid by Buyer. If Buyer is exempt form a Tax, Buyer shall furnish to Seller a certificate of exemption from the applicable taxing authority.

3.   BILLING

     All billing for the Buyer shall be centralized and addressed to: 1250 Rene-Levesque Blvd. W., Suite 1700, Montreal, Quebec, Canada, H3B 5E6, to the attention of Khiem LeVan.

4.   LIABILITY AND INDEMNITY

4.1 Subject to the limitation contained in section 8, the Seller will be responsible for and will indemnify the Buyer from and against any and all direct claims and demands, loss or damage to property or persons, at any time caused by or resulting from its negligence, its acts or omissions or those of its agents and employees;

4.2 Regardless of the circumstances, neither party will be liable to the other for special, indirect or consequential damages howsoever occurring.

5.   INSURANCE

     The Seller shall provide proof of insurance certifying that it is insured for comprehensive liability and contractual liability in an amount of one million dollars, US ($1 000 000 US). Buyer will pay for all costs and expenses for any additional insurance that Buyer requires Seller to have for the duration of this agreement.

6.   TECHNICAL ASSISTANCE

     Should Buyer require advisory services of a technical nature which the Seller is in a position to provide, then the parties shall agree on the nature of such assistance, with the acknowledgment that the Buyer does not hold itself out as being an expert in Seller's processes or business.

7.   DEFAULT

     Should either party take the benefit of or become subject to any provision of the bankruptcy or insolvency legislation, the other party will have the right, by written notice, to terminate this Agreement forthwith. Such termination right will also apply, in addition to other rights a party may have at law, if within 15 days from having been notified by one party the other has failed to remedy a monetary or any other material default.

8.   NOTICES

     Any notices given in connection with this Agreement will be sent or delivered in writing at the address shown above, (i) in the case of Buyer, to the attention of the Purchasing Management, and (ii) in the case of Seller, to the attention of the General Manager. Notice will be deemed given on the day on which it is sent by prepaid mail or fax, or hand delivered, to the receiving party.

9.   WAIVER

     The waiver by either party of any of its rights under this Agreement will not be construed as constituting precedent.

10.  FREEDOM TO CONTRACT

     Buyer represents that it is and will remain free to meet all obligations under this Agreement and is not bound by a conflicting agreement. Buyer will fully indemnify Seller against all damages it may suffer if Buyer's representation is not correct.

11.  VISITATION

     Seller and its designated agent may, from time to time, upon approval from Buyer, visit the premises upon which Buyer installs the Equipment.

12.  PROPRIETARY RIGHTS

     The acceptance of any Equipment shall not confer on Buyer a license under any patent, trademark, copyright, trade secret or other proprietary rights of Seller.

     Buyer shall not permit any direct or indirect subsidiaries of it to, directly or indirectly contravene or infringe upon any UOB-TM- patents.

13.  TERMINATION

     Buyer may terminate this Agreement at any time for reasons of convenience upon thirty (30) days' prior written notice; provided, however, that (i) the price of the Equipment shall be prorated on a daily basis from the Effective Date until the date specified for delivery, (ii) Buyer shall pay Seller a prorated portion of the price payable under this Agreement up to and including the date of termination, plus any costs or charges incurred by Seller due to such termination, (iii) any amounts prepaid by Buyer to Seller in excess of the amounts payable by Buyer hereunder shall be returned to the Buyer, and (iv) title to all Equipment shall remain in or revert to Seller, as the case may be.

14.  ASSIGNMENT

     Neither part may assign or otherwise transfer its rights or obligations hereunder without the prior written consent of the other party. Any attempt to assign or transfer in violation of this provision shall be invalid.

     This Agreement shall inure to the benefit of, and be binding upon the parties and their respective heirs, legal representatives, successors and permitted assigns.

CONFIDENTIAL
------------

              AIR LIQUIDE ACCEPTANCE TEST FOR 500 SCFH NG-A UNIT

1.0 OBJECTIVE

The objective of the test is to demonstrate the automatic operation of the PGS 500 SCFH integrated hydrogen generation system. The objectives of the test is to demonstrate and ascertain the following:

       1. Demonstrate continuous operations of the integrated UOB/PSA system in HBT's shop location prior to acceptance for demonstration in a field location by AIR LIQUIDE.
       2.  Demonstrate safe system operation.
       3. Monitor hydrogen purity over the test period and complete a necessary hydrogen balance on the system.
       4. The utility consumption rates including Natural Gas, Air and injection water.
       5. Product output and provide confidence that the integrated UOB/PSA system is able to produce the hydrogen product specified in the proposal to Buyer dated March 31, 1997 continuously during the test period.
       6. Demonstrate the turndown capability of the integrated UOB/PSA system and the safety factor of production capacity over the guaranteed design flow rate of 500 scfh product hydrogen flow.
       7.  Monitor the carbon deposition before and after the acceptance test.
       8. Monitor the carbon monoxide and carbon dioxide levels in the hydrogen product stream at periodic test intervals during the test to ensure levels are below the specification levels in the proposal to Buyer dated March 31, 1997.

2.0 TEST PROCEDURE

The test engineer will perform a pre-test safety check. Once the pre-test check has been completed the unit will be brought on line.

The main burner sequence will start automatically once the shift outlet temperature reaches the permissive set point. The system will then be allowed to run automatically at 100% of design capacity (500 scfh product flow) and the product gas will be flared. The gas analysis of the UOB reactor, and shift outlet will be performed to provide gas data.

The test shall be run for a total test run period of 504 hours with three test periods as follows:

     Startup             2 hours    (start and get to steady state)
     Test Period 1     300 hours    100% of product flow design (500 scfh)
     Test Period 2     100 hours     60% of product flow design (300 scfh)
     Test Period 3     100 hours    100%+ of product flow design (500 scfh+)

     Shutdown            2 hours
     ------------------------------------------------------------------------
     Total Test        504 hours

Test Period 1 - The unit will then operate continuously at steady state at 100% of design capacity (500 scfh) for the first 300 hours of continuous operation, using HBT's equipment.

Test Period 2 - Once test period one (1) is complete the unit shall be turned down on-line to 60% of product flow while ensuring that product hydrogen purity specified in the proposal to Buyer dated March 31, 1997, is maintained to demonstrate purity maintenance during periods of low product flow requirements. Once the flow reaches 60% of design product flow (300 scfh) the unit shall be operated at steady state for the duration of Test Period 2.

Test Period 3 - Once test period two (2) is complete the unit shall be ramped up on-line to 100%+ of product flow (to the maximum flow the unit can run at while maintaining the product hydrogen purity specified in the proposal to Buyer dated March 31, 1997) to demonstrate the ability of the unit to produce the specified purity hydrogen over the guaranteed design flow rate. Once the flow reaches this maximum flow rate (100%+), the unit shall be operated at steady state for the duration of Test Period 3.

Once the system test has been completed the unit will be shut down. The unit will then go through a cooling purge and will automatically shut down the systems.

3.0 DATA COLLECTION

3.1 PRE-TEST CHECK

Prior to the start-up of the system, PGS personnel shall open the UOB, CO shift converter and carbon filter (where carbon deposition may occur) and shall ensure that NO carbon is present prior to the test. PGS personnel shall take the necessary photographs of the system components to provide knowledge of the cleanliness of the vessels prior to start-up.

3.2 CONTINUOUS AND PERIODIC DATA COLLECTION/MONITORING

Data shall be collected at a regular intervals by assigned PGS personnel. Any and all upset conditions, shut-downs or start-ups (along with documented causes of failure) or operating observations shall be logged along with the time of the event.

Shut-downs due to a loss of utilities or other events that do not reflect upon the reliability of the equipment will not constitute a re-start of any test period. Any such events, though, shall be logged and explained.

    The following data points shall be logged during the acceptance test.

    1.0 GC data
          1.1  UOB Outlet            AE-xxx 003-P
          1.2  SHIFT Outlet          AE-223 004-P

CONFIDENTIAL

          1.3 H(2) PSA Product Gas Stream   AE-310 005-P

           - THE TEST POINT INTERVALS MAY VARY DUE TO THE LAG TIME REQUIRED TO PROPERLY PURGE THE GC SAMPLE LINES.

           - GC SAMPLES WILL BE TAKEN EVERY 60 MIN FOR THE INITIAL EIGHT HOUR PERIOD AND EVERY TWO HOURS (FOR A MINIMUM OF 5 SAMPLES PER
              DAY) DURING BUSINESS HOURS THEREAFTER.

           - GC SAMPLES SHALL BE TESTED BY PGS PERSONNEL FOR ALL COMPONENTS AS PER APPENDIX 3.


    2.0  Temperatures
           2.1 Burner Lower temp.           TE-132;P&ID 003-P
           2.2 Burner Center temp.          TE-122;P&ID 003-P
           2.3 Burner Top temp              TE-140;P&ID 003-P
           2.4 UOB Outlet temp              TE-112;P&ID 003-P
           2.5 Shift Inlet temp             TE-250;P&ID 004-P
           2.6 Shift Outlet temp            TE-213;P&ID 004-P
           2.7 Product Gas temp.            TE-218;P&ID 004-P
           2.8 Natural Gas Fuel temp.       TE-010;P&ID 002-P

    3.0  Pressure
           3.1 Air Pressure                          P1-025      P&ID 002-P
           3.2 Natural Gas Pressure                  P1-Local    P&ID 003-P
           3.3 Raw Product Pressure Upstream of PSA  PT-222      P&ID 004-P
           3.4 Hydrogen Product Pressure             PT-Local    P&ID 005-P

    4.0  Utility Consumption (Flow)
           4.1 Natural Gas                           FIT-131     003-P
           4.2 Air                                   FIT-102     003-P
           4.3 Water                                 FI-145      003-P

    5.0  Product Flow
           5.1 Hydrogen Product                      Rotameter   005-P

    6.0  Ambient Conditions
           6.1 Temperature                           Local dry bulb

3.3 INDEPENDENT OUTSIDE LAB SAMPLE MONITORING

PGS personnel shall send GC data samples to an independent outside lab for testing of all components as per the GC Data Log Sheet in Appendix 3. This test is required to verify the validity of the sample data analysis provided by PGS personnel with its GC testing, verify calibration of equipment and identify sampling or equipment error. PGS shall send out at least 2 samples from each test period (once the unit is at steady state in all cases) to the outside lab for testing, one at the start of the test period and one at the end of the test period. An additional sample shall be sent out for independent testing during test period 1 at the mid-point of the test period ( at 150 hour point ).

3.4 END OF TEST CHECK

Once the test is complete, the unit is shutdown and safe to open, PGS personnel shall open the UOB, CO shift converter and carbon filter (where carbon deposition may occur) and shall check the level of carbon deposition present. PGS personnel shall take the necessary photographs of the system components to provide knowledge of deposition of the vessels. Air Liquide personnel shall be present at the end of the test to witness the opening of the equipment and review of the carbon deposition.

4.0 DOCUMENTATION TO BE PROVIDED TO AIR LIQUIDE BY PGS

The following documentation shall be provided to Air Liquide upon completion of the test:

All GC log data sheets and test sheets as formatted in Appendix 3A and 3B. Output data (in diskette form) of all temperature/pressure/flow computer monitoring points.
All analysis data received from the independent lab of samples analyzed. All other observed data/causes of failure.

5.0 CRITERIA FOR ACCEPTANCE BY BUYER

The following is the criteria for acceptance of this test as a basis to continue with its purchase of a 500 NG-A unit.

1. System maintains hydrogen product purity, as specified in the proposal to Buyer dated March 31, 1997, 100% of the time during the test periods, except for initial startup.
2. No accumulation of carbon that can be shown to impede the performance of the equipment.
3. Utility/Feed Consumption is at +/- 10% of the of the specifications in the proposal to Buyer dated March 31, 1997 when operating at the 500 scfh design flowrate.
4. The unit must be able to produce the 500 scfh hydrogen product flow for 100% of test period one.

6.0  TEST CRITERIA/SUPPORTING DOCUMENTATION

       -  Appendix 1 Heat and Material balance

       -  Appendix 2 presents P & IDs diagramming test data point locations.

       -  Appendix 3A & 3B represents the GC data log sheets and test data.

       - Appendix 4 represents correction factors and equations used for correcting flow data collected.

CONFIDENTIAL

                    APPENDIX 1 - HEAT AND MATERIAL BALANCE

CONFIDENTIAL

                          APPENDIX 2 - P&I DIAGRAMS

CONFIDENTIAL

                       APPENDIX 3A - GC LOG DATA SHEET

Date                                   Unit
Name                                   Run#

Code: NNnXXaXX                      XX = Run Number
      NN = Unit #                   a = location of sample-a:UOB, b:Shift, c:PSA
      n = c, calibation or r, run   XX = Sample number


GC Run #      Time      H2      O2      N2      CH4      CO      CO2     Comment
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

CONFIDENTIAL

                            APPENDIX 3B - TEST DATA

Date:          Run Number            Ambient Temperature:
-------------------------------      ------------------------------------------
Time:                                Ambient Pressure
-------------------------------      ------------------------------------------
Test Engr: Burford
Test Set-up Description:

-------------------------------------------------------------------------------
POINTS                       1       2       3       4       5       6       7
                         ------------------------------------------------------
Run Time,hr
                         ------------------------------------------------------

                         ------------------------------------------------------
Water Flow GPH
                         ------------------------------------------------------
NG Flow, Display
                         ------------------------------------------------------
AIR Flow, Display
                         ------------------------------------------------------
Supply Air Ro: Read
                         ------------------------------------------------------
Product reading
                         ------------------------------------------------------

                         ------------------------------------------------------
Burner Lower, Temp F
                         ------------------------------------------------------
Burner Cen. Temp, F
                         ------------------------------------------------------
Burner Top, Temp F
                         ------------------------------------------------------
UOB Outlet, Temp F
                         ------------------------------------------------------
Shift In, F
                         ------------------------------------------------------
Shift Out, F
                         ------------------------------------------------------
Product Temp, F
                         ------------------------------------------------------
NG Feed Temp F
                         ------------------------------------------------------

                         ------------------------------------------------------

                         ------------------------------------------------------

                         ------------------------------------------------------
Air in PSIG
                         ------------------------------------------------------
NG in PSIG
                         ------------------------------------------------------
Product press. PSIG
                         ------------------------------------------------------

                         ------------------------------------------------------
Comments

                         ------------------------------------------------------

CONFIDENTIAL

                         APPENDIX 4 - CALIBRATION CURVES

Included in this appendix are ventor supplied flow meter calibration curves as well as temperature and pressure correction equations.

The correction equations to be used for the gas rotameters have been extracted from the Dryer catalog and are shown below. This flow correction method is used for:

-   Product Gas

The correction used for pressure variations is as follows:

                                          __________________
                                         ( (P      + 14.696)
Q           =   Q                        (   inlet
 ACTUAL1         observed  square root of( -----------------
                                         (      14.696

The correction for specific gravity needs to be applied to the equation for gases other than air.
                                          ______________
                                         (
Q           =   Q                        (       1
 ACTUAL          actual1   square root of( -------------
                                         ( SpecificGravit